                             CONFIDENTIAL TREATMENT

                                                                    Exhibit 10.1

                           MEMORANDUM OF UNDERSTANDING

between

DSM Fine Chemicals Netherlands B.V.
Noorderpoort 9, 5900 AB Venlo, The Netherlands
(hereinafter referred to as "DSM")

and

Cubist Pharmaceuticals, Inc..
24 Emily Street, Cambridge, MA 02139, USA
(hereinafter referred to as "CUBIST")

CUBIST has a project to introduce a new pharmaceutical, which will consume DAPTOMYCIN, a lipopeptide antibiotic bulk drug substance.

CUBIST is interested in engaging DSM as a supplier of Daptomycin and DSM is interested in manufacturing and supplying Daptomycin to CUBIST in accordance with the principles set forth in this MOU.

This memorandum represents the joint understanding of both companies regarding the future supply of DAPTOMYCIN.

DSM is the signatory to this Memorandum on behalf of all DSM affiliate companies which are involved in the development and production of DAPTOMYCIN.

1.  INVESTMENTS

DSM agrees to carry out the investments described in Annex 1 to this MOU at its Capua site which are required to construct a bulk drug facility for the production of DAPTOMYCIN in accordance with cGMP standards. DSM further agrees to test and validate this bulk drug facility in accordance with cGMP standards.

Construction, testing and validation of such facility shall be finalized within 12 months from the execution of this MOU.

2.  COST REIMBURSEMENT

CUBIST agrees to reimburse DSM [ ]* which will be incurred by DSM in connection with the carrying out of the above described investments, testing and validation up to an aggregate maximum amount of [ ]*. A preliminary cost estimation as well as the payment schedule are attached to this MOU as Annex 2. The parties agree that the above limit of [ ]* is based on the investments described in Annex 1. In the event CUBIST should demand modifications of said investments and/or additional investments which lead to increased costs to DSM, CUBIST will fully reimburse DSM also for such part of the costs which exceed the above limit of [ ]*.

3.  CONTRACT

A detailed contract regarding the carrying out of the investments (including cost reimbursement) and regarding the long-term supply of DAPTOMYCIN (hereinafter called "definitive Supply Agreement") is targeted to be signed by both companies before [ ]*. The definitive Manufacturing and Supply Agreement will cover the years up to and including [ ]*, and will include the terms stated in this MOU plus standard representation and warranties; standard non-disclosure and publicity clauses; standard covenants and clauses regarding: enabling licenses; ownership and retention of intellectual property rights; information exchange; order, delivery and acceptance procedures; quality control; product recalls; traceability program; maintenance of cost and production records; risk allocation (indemnity and insurance); failure to perform, termination; assignment and independent status. After [ ]*, the definitive Manufacturing and Supply Agreement will have evergreen conditions for periods of one year with one year's notice for cancellation.

4.  MINIMUM VOLUMES

From [ ]* until [ ]* CUBIST will purchase from DSM an aggregate minimum quantity of [ ]* kgs of DAPTOMYCIN. Notwithstanding the foregoing sentence the minimum volumes of DAPTOMYCIN to be purchased by CUBIST from DSM per single calendar year are

[    ]*

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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Subject to sufficient lead time (Art. 7) DSM agrees to cover an additional demand of CUBIST for DAPTOMYCIN up to [ ]* kgs per year.


6.  PRICING / DELIVERY TERMS.

During the initial term of the definitive Supply Agreement the price for DAPTOMYCIN shall be [ ]*-- per kg.

If CUBIST's purchases of DAPTOMYCIN from DSM in [ ]* have cumulatively surpassed a volume of [ ]* kgs and CUBIST's binding orders for DAPTOMYCIN for [ ]* and [ ]* exceed an aggregate volume of [ ]* kgs, the parties will negotiate in good faith a reasonable reduction of the per kg price valid in [ ]*.

Delivery dates will be discussed [ ]* in advance.

7.  ROLLING FORECAST

[ ]* in advance of every year, on a quarterly basis, volumes of DAPTOMYCIN will be fixed for the year to come [ ]*. In addition, CUBIST will provide DSM with a quarterly rolling forecast of DAPTOMYCIN volumes for the subsequent four quarters.

8.  IMPROVEMENTS: INTELLECTUAL PROPERTY RIGHTS

DSM will implement the CUBIST Process (which will be clearly defined in an Annex of the definitive Manufacturing and Supply Agreement) and will not research or significantly alter this process. In the event the parties agree to undertake any research, development or enhancement of the process they shall enter into a separate agreement concerning such activity. DAPTOMYCIN-specific process improvements and technology will remain the property of CUBIST, while general knowhow relating to fermentation and manufacturing knowhow will remain the property of DSM.

CUBIST shall be responsible and indemnify DSM against all loss, liability, damage and expense incurred by DSM and DSM affiliate companies which are involved in the development and production of DAPTOMYCIN arising out of any infringement of intellectual property rights of third parties in connection with the manufacture of DAPTOMYCIN in accordance with the CUBIST Process.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

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9.  CONFIDENTIALITY

Terms and conditions similar to those set forth in the Secrecy Agreement between CUBIST and DSM dated May 11, 1999 shall be agreed in the definitive Manufacturing and Supply Agreement mutatis mutandis.

10.  AFFILIATES

The parties agree that they may have their rights and obligations performed by their respective affiliates, however, each party shall not be relieved from its obligations hereunder and shall remain liable for their performance hereunder.

11.  GOVERNING LAW. ARBITRATION

This Memorandum of Understanding is (and the subsequent definitive Manufacturing and Supply Agreement will be) subject to the laws of the United Kingdom excluding its conflict of law rules. Disputes that cannot be solved amicably shall be finally settled by arbitration according to the Arbitration Rules of the London Court of Intentional Arbitration (LCIA) by one or more arbitrators appointed in accordance with such Rules. Venue of arbitration shall be London, U.K. and the language of arbitration shall be English.

12.  EFFECTIVE DATE

This Memorandum of Understanding shall become effective upon execution by both parties and approval of the investment by the Board of DSM and shall remain valid until the signature of the contemplated definitive Supply Agreement.

DEVELOPMENT PROPOSAL

The parties have agreed upon a program for the technology transfer, design, validation and production of [ ]* NDA qualification batches in a total value of [ ]*. This program is subject to a separate agreement between the parties and is not amended or superseded by this MOU.

* Confidential treatment requested: Material has been omitted and filed with the Commission.

In connection with this program the parties have agreed upon the following milestone payments:

PAYMENT                   MILESTONE                                                           TIMING

[   ]*

- if the manufacture of the [ ]* consistency batches and the preparation of NDA documents (milestone 5) are completed after [ ]* but before [ ]*,
     CUBIST shall pay to DSM an amount of [ ]*,--.

- If the manufacture of the [ ]* consistency batches and the preparation of NDA documents (milestone 5) are completed before [ ]*, CUBIST shall pay to DSM an additional amount of [ ]*,--.

- If the manufacture of the [ ]* consistency batches and the preparation of NDA documents (milestone 5) are completed after [ ]*, DSM shall pay to CUBIST an amount of [ ]*.

Dutch State Mines Fine Chemicals              Cubist Pharmaceuticals, Inc.
Netherlands B.V.

/s/ Henk Nuwman                               /s/ Scott M. Rocklage
-----------------------------------------     ---------------------------------
H. Nuwman                                     Scott M. Rocklage
Business Unit Director                        President & CEO

Date:  1/26/00                                Date:  1/4/00



* Confidential treatment requested: Material has been omitted and filed with the Commission.